UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2017

CHERRY HILL MORTGAGE INVESTMENT CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number: 001-36099

Maryland	461315605
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

301 Harper Drive, Suite 110
Moorestown, NJ 08057
(Address of principal executive offices, including zip code)

877.870.7005
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Amendment of a Material Definitive Agreement

On January 16, 2017, we and Freedom Mortgage Corporation (“Freedom Mortgage”)  agreed to amend the agreement, dated as of November 1, 2016 (the “Agreement”), pursuant to which we agreed to sell to Freedom Mortgage the Excess MSRs that Freedom Mortgage had previously sold to us. The Agreement, which provides for yield maintenance payments aggregating $3 million, was amended to provide that the yield maintenance payments to be made by Freedom Mortgage would be made monthly on the first business day of each month, beginning December 1, 2016, in the amount of $250,000 per month, rather than being paid quarterly beginning on March 31, 2017.

We are party to a management agreement (the “Management Agreement”) with Cherry Hill Mortgage Management, LLC (the “Manager”), a Delaware limited liability company established by Mr. Middleman. The Manager is a party to a Services Agreement with Freedom Mortgage which is owned and controlled by Mr. Middleman. The Manager is owned by a “blind trust” for the benefit of Mr. Middleman

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CHERRY HILL MORTGAGE INVESTMENT CORPORATION

Date: January 17, 2017	By:	/s/ Martin Levine
Name: Martin Levine
Title: Chief Financial Officer